Exhibit 99.1

CONTACT:	MARK J. GRESCOVICH,
PRESIDENT & CEO
PETER J. CONNER, CFO
(509) 527-3636

NEWS RELEASE

Banner Corporation Reports Net Income of $39.7 Million, or $1.14 Per Diluted Share, in Second Quarter 2019;
Results Highlighted by 10% Year-Over-Year Revenue Growth and Improved Operating Efficiencies

Walla Walla, WA - July 24, 2019 - Banner Corporation (NASDAQ GSM: BANR) ("Banner"), the parent company of Banner Bank and Islanders Bank, today reported net income increased 19% to $39.7 million, or $1.14 per diluted share, in the second quarter of 2019, compared to $33.3 million, or $0.95 per diluted share, in the preceding quarter and increased by 22% when compared to $32.4 million, or $1.00 per diluted share, in the second quarter of 2018. Second quarter of 2019 results include $301,000 of acquisition-related expenses. In the preceding quarter, Banner’s results included a $676,000 write-down on a former administration building as well as $2.1 million of acquisition-related expenses. In the second quarter of 2018 there were no acquisition-related expenses. In the first six months of 2019, net income increased 19% to $73.0 million, or $2.09 per diluted share, compared to $61.2 million, or $1.89 per diluted share, in the first six months a year ago.
“Banner’s second quarter financial results demonstrate the effectiveness of our strategic plan and the success of our super community bank model,” stated Mark J. Grescovich, President and Chief Executive Officer. “Our operating performance generated solid revenue growth with increases in both net interest income and non-interest income compared to both the preceding quarter and the same quarter last year. The ongoing benefits of the Skagit Bank acquisition also contributed to profitability, as expenses declined through the realization of synergies from the transaction.”
At June 30, 2019, Banner Corporation had $11.85 billion in assets, $8.65 billion in net loans and $9.29 billion in deposits. Banner operates 176 branch offices, including branch offices located in eight of the top 20 largest western Metropolitan Statistical Areas by population. The acquisition of Skagit Bancorp, Inc. and its wholly-owned subsidiary, Skagit Bank, (collectively "Skagit") on November 1, 2018, added $916 million in assets and, after consolidation, six banking locations along the I-5 corridor from Seattle to the Canadian border.
Second Quarter 2019 Highlights

•
Revenues increased 4% to $139.4 million during the second quarter of 2019, compared to $134.2 million in the preceding quarter and increased 10% compared to $126.3 million in the second quarter a year ago.

•
Net interest income, before the provision for loan losses, was $116.7 million, compared to $116.1 million in the preceding quarter and increased 11% from $105.1 million in the second quarter a year ago.

•	Net interest margin was 4.38% for the current quarter, compared to 4.37% in the preceding quarter and 4.39% in the second quarter a year ago.

•	Total cost of funds of 56 basis points was unchanged compared with the prior quarter.

•	Return on average assets was 1.36% in the current quarter compared to 1.15% in the preceding quarter and 1.25% in the second quarter a year ago.

•	Net loans receivable increased to $8.65 billion at June 30, 2019, compared to $8.60 billion at March 31, 2019 and increased 14% when compared to $7.59 billion at June 30, 2018.

•	Provision for loan losses was $2.0 million for the quarter, increasing the allowance for loan losses to $98.3 million, or 1.12% of total loans receivable, as of June 30, 2019.

•
Core deposits increased slightly to $8.22 billion compared to $8.21 billion at March 31, 2019 and increased 11% compared to a year ago. Core deposits represented 88% of total deposits at June 30, 2019.

•	Quarterly dividends to shareholders for the current quarter were $0.41 per share.

•	Common shareholders’ equity per share increased to $43.99 at June 30, 2019, an increase of 2% from $42.99 at the preceding quarter end and an increase of 14% from $38.67 a year ago.

•	Tangible common shareholders' equity per share* increased to $33.36 at June 30, 2019, an increase of 3% from $32.47 at the preceding quarter end and an increase of 9% from $30.57 a year ago.

•	Repurchased 600,000 shares of common stock at an average cost of $53.46 per share.

•
Non-performing assets remained low at $21.0 million, or 0.18% of total assets, at June 30, 2019, compared to $22.0 million, or 0.19% of total assets three months earlier, and $16.5 million, or 0.16% of total assets, at June 30, 2018.

*Tangible common shareholders' equity per share and the ratio of tangible common equity to tangible assets (both of which exclude goodwill and other intangible assets, net), and references to revenue from core operations (which excludes fair value adjustments and net gain (loss) on the sale of securities from the total of net interest income before provision for loan losses and non-interest income) and the adjusted efficiency ratio (which excludes acquisition- related expenses, amortization of core deposit intangibles, real estate owned gain (loss) and state/municipal taxes from non-interest expense divided by revenues from core operations) represent non-GAAP (Generally Accepted Accounting Principles) financial measures. Management has presented these

BANR -Second Quarter 2019 Results
July 24, 2019

non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in Banner's core operations reflected in the current quarter's results and facilitate the comparison of our performance with the performance of our peers. Where applicable, comparable earnings information using GAAP financial measures is also presented. See also Non-GAAP Financial Measures reconciliation tables on the last two pages of this press release.
Certain reclassifications have been made to the 2018 Consolidated Financial Statements and/or schedules to conform to the 2019 presentation. These reclassifications have affected certain line items and ratios for the prior periods but have not changed net income or shareholders’ equity for those periods. The effect of these reclassifications is considered immaterial.
Income Statement Review
Banner's net interest margin was 4.38% for the second quarter of 2019, a one basis-point increase compared to 4.37% in the preceding quarter and a one basis-point decrease compared to 4.39% in the second quarter a year ago. Acquisition accounting adjustments added seven basis points to the net interest margin in both the current quarter and the preceding quarter compared to six basis points in the second quarter a year ago. The total purchase discount for acquired loans was $22.6 million at June 30, 2019, compared to $24.2 million at March 31, 2019 and $18.1 million at June 30, 2018. In the first six months of the year, Banner’s net interest margin was 4.38% compared to 4.37% in the first six months of 2018.
Average interest-earning asset yields increased two basis points to 4.91% compared to 4.89% for the preceding quarter and increased 21 basis points compared to 4.70% in the second quarter a year ago. Average loan yields increased two basis points to 5.33% compared to 5.31% in the preceding quarter and increased 18 basis points compared to 5.15% in the second quarter a year ago. Loan discount accretion added nine basis points to loan yields in both the second quarter of 2019 and the preceding quarter, compared to eight basis points in the second quarter a year ago. Deposit costs were 0.39% in the second quarter of 2019, a two basis-point increase compared to the preceding quarter and a 19 basis-point increase compared to the second quarter a year ago. The total cost of funds was 0.56% during the second quarter of 2019, unchanged compared to the preceding quarter and a 23 basis-point increase compared to the second quarter a year ago, largely reflecting an increase in the cost of deposits and in FHLB advances.
Banner recorded a $2.0 million provision for loan losses in the current quarter, the same as in the prior quarter and the year ago quarter. The provision is primarily a result of new loan originations, the renewal of acquired loans out of the discounted acquired loan portfolio and net charge-offs.
Total non-interest income was $22.7 million in the second quarter of 2019, compared to $18.1 million in the first quarter of 2019 and $21.2 million in the second quarter a year ago. Deposit fees and other service charges were $14.0 million in the second quarter of 2019, compared to $12.6 million in the preceding quarter and $12.0 million in the second quarter a year ago. The increase in deposit fees and other service charges during the current quarter compared to the prior quarter was primarily due to seasonal increases in interchange fee income; the increase over the prior year period reflects an overall increase in deposit accounts including those acquired from the Skagit acquisition. Mortgage banking revenues, including gains on one- to four-family and multifamily loan sales and loan servicing fees, increased to $5.9 million in the second quarter, compared to $3.4 million in the preceding quarter and $4.6 million in the second quarter of 2018. The higher mortgage banking revenue reflected an increase in residential and multifamily mortgage held-for-sale loan production. Home purchase activity accounted for 81% of one- to four-family mortgage loan originations in the second quarter of 2019, compared to 80% in the prior quarter and 81% in the second quarter of 2018. In the first six months of 2019, total non-interest income was $40.8 million, compared to $42.6 million in the first six months of 2018.
Banner’s second quarter 2019 results included a $114,000 net loss for fair value adjustments as a result of changes in the valuation of financial instruments carried at fair value, principally comprised of certain investment securities held for trading and a $28,000 net loss on the sale of securities. In the preceding quarter, results included an $11,000 net gain for fair value adjustments and a $1,000 net gain on the sale of securities. In the second quarter a year ago, results included a $224,000 net gain for fair value adjustments and a $44,000 net gain on the sale of securities.
Total revenues increased 4% to $139.4 million for the second quarter of 2019, compared to $134.2 million in the preceding quarter and increased 10% compared to $126.3 million in the second quarter a year ago. Year-to-date, total revenues increased 11% to $273.6 million compared to $247.0 million for the same period one year earlier. Revenues from core operations* (revenues excluding the net gain and loss on the sale of securities and the net change in valuation of financial instruments) were $139.5 million in the second quarter of 2019, compared to $134.2 million in the preceding quarter and $126.0 million in the second quarter of 2018. In the first six months of the year, revenues from core operations* were $273.7 million, compared to $243.4 million in the first six months of 2018.
Banner’s total non-interest expense was $86.7 million in the second quarter of 2019, compared to $90.0 million in the preceding quarter and $82.6 million in the second quarter of 2018. The decrease in non-interest expense during the current quarter reflects the first full quarter of synergies from the integration and consolidation of the Skagit systems and operations. In addition, the decrease in acquisition-related expenses, which were $301,000 for the second quarter of 2019, compared to $2.1 million for the preceding quarter, contributed to the decrease in non-interest expense for the quarter. There were no acquisition-related expenses for the year ago quarter. Higher loan originations and annual updates to our loan deferred origination cost models resulted in a $2.6 million increase in capitalized loan origination costs, offsetting increases in salary and benefits driven by increased commissions on loan originations. Year-to-date, total non-interest expense was $176.7 million, compared to $164.3 million in the same period a year earlier. Banner’s efficiency ratio improved to 62.22% for the current quarter, compared to 67.06% in the preceding quarter and 65.44% in the year ago quarter. Banner’s adjusted efficiency ratio* was 59.56% for the current quarter, compared to 63.32% in the preceding quarter and 64.09% in the year ago quarter.
For the second quarter of 2019, Banner recorded $11.0 million in state and federal income tax expense for an effective tax rate of 21.6%, reflecting in part the benefits from tax exempt income sources. Banner’s normal, expected statutory income tax rate is 23.7%, representing a blend of the statutory federal income tax rate of 21.0% and apportioned effects of the state income tax rates.

BANR -Second Quarter 2019 Results
July 24, 2019

Balance Sheet Review
Total assets increased to $11.85 billion at June 30, 2019, compared to $11.74 billion at March 31, 2019 and $10.38 billion at June 30, 2018. The total of securities and interest-bearing deposits held at other banks was $1.85 billion at June 30, 2019, compared to $1.89 billion at March 31, 2019 and $1.74 billion at June 30, 2018. The average effective duration of Banner's securities portfolio was approximately 2.6 years at June 30, 2019, compared to 4.0 years at June 30, 2018.
Net loans receivable increased modestly to $8.65 billion at June 30, 2019, compared to $8.60 billion at March 31, 2019 and increased 14% when compared to $7.59 billion at June 30, 2018. The year-over-year increase in net loans included $631.7 million of portfolio loans acquired in the Skagit acquisition during the fourth quarter of 2018. Commercial real estate and multifamily real estate loans were $3.95 billion at June 30, 2019, unchanged from March 31, 2019, and increased 13% compared to $3.51 billion a year ago. Commercial business loans increased 5% to $1.60 billion at June 30, 2019, compared to $1.52 billion at March 31, 2019, and increased 22% compared to $1.31 billion a year ago. Agricultural business loans increased by 2% to $380.8 million at June 30, 2019, compared to $373.3 million three months earlier and increased by 13% compared to $336.7 million a year ago. Total construction, land and land development loans decreased slightly to $1.08 billion at June 30, 2019, compared to $1.10 billion at March 31, 2019 and increased 10% compared to $980.4 million a year earlier. Consumer loans increased 2% to $790.0 million at June 30, 2019, compared to $777.4 million at March 31, 2019 and increased 12% compared to $706.8 million a year ago. One- to four-family loans declined modestly to $944.6 million at June 30, 2019, compared to $967.6 million at March 31, 2019 and increased 12% compared to $840.5 million a year ago.
Loans held for sale increased substantially to $170.7 million at June 30, 2019, compared to $45.9 million at March 31, 2019 and $78.8 million at June 30, 2018. The volume of one- to four- family residential mortgage loans sold was $139.0 million in the current quarter, compared to $107.2 million in the preceding quarter and $124.1 million in the second quarter a year ago. During the second quarter of 2019, Banner did not sell any multifamily loans, compared to $149.9 million in the preceding quarter and $135.7 million in the second quarter a year ago.
Total deposits decreased slightly to $9.29 billion at June 30, 2019, compared to $9.38 billion at March 31, 2019 and increased 9% when compared to $8.53 billion a year ago, as the addition of deposits from the Skagit acquisition was partially offset by a $101.0 million decline in the use of brokered certificates of deposit from March 31, 2019 and a $141.7 million decline from a year ago. Non-interest-bearing account balances decreased slightly to $3.67 billion at June 30, 2019, compared to $3.68 billion at March 31, 2019 and increased 10% compared to $3.35 billion a year ago. Core deposits (non-interest-bearing and interest-bearing transaction and savings accounts) increased slightly from the prior quarter and increased 11% compared to a year ago. Core deposits represented 88% of total deposits at June 30, 2019, the same as the prior period and 87% of total deposits a year earlier. Certificates of deposit decreased 8% to $1.07 billion at June 30, 2019, compared to $1.16 billion at March 31, 2019 and decreased 7% compared to $1.15 billion a year earlier. The decrease in certificates of deposit primarily reflects the decrease in brokered deposits to $138.4 million at June 30, 2019, compared to $239.4 million at March 31, 2019 and $280.1 million a year earlier.
At June 30, 2019, total common shareholders' equity was $1.52 billion, or 12.84% of assets, compared to $1.51 billion or 12.87% of assets at March 31, 2019 and $1.25 billion or 12.07% of assets a year ago. At June 30, 2019, tangible common shareholders' equity*, which excludes goodwill and other intangible assets, net, was $1.15 billion, or 10.05% of tangible assets*, compared to $1.14 billion, or 10.04% of tangible assets, at March 31, 2019 and $990.5 million, or 9.79% of tangible assets, a year ago. Banner's tangible book value per share* increased to $33.36 at June 30, 2019, compared to $30.57 per share a year ago.
Banner repurchased 600,000 shares of its common stock in the second quarter of 2019 at an average cost of $53.46 per share. During the first quarter there were no repurchases of common stock. Banner and its subsidiary banks continue to maintain capital levels in excess of the requirements to be categorized as “well-capitalized” under the Basel III and Dodd Frank Act regulatory standards. At June 30, 2019, Banner's common equity Tier 1 capital ratio was 10.98%, its Tier 1 leverage capital to average assets ratio was 10.83%, and its total capital to risk-weighted assets ratio was 13.37%.
Credit Quality
The allowance for loan losses was $98.3 million at June 30, 2019, or 1.12% of total loans receivable outstanding and 534% of non-performing loans compared to $97.3 million at March 31, 2019, or 1.12% of total loans receivable outstanding and 504% of non-performing loans, and $93.9 million at June 30, 2018, or 1.22% of total loans receivable outstanding and 613% of non-performing loans. Net loan charge-offs totaled $1.1 million in the second quarter, compared to net loan charge-offs of $1.2 million in the preceding quarter and net loan charge-offs of $332,000 in the second quarter a year ago. Primarily as a result of the origination of new loans, the renewal of acquired loans out of the discounted acquired loan portfolio and net charge-offs, Banner recorded a $2.0 million provision for loan losses in the current quarter, which was the same amount as recorded in the prior quarter and in the year ago quarter. Non-performing loans were $18.4 million at June 30, 2019, compared to $19.3 million at March 31, 2019 and $15.3 million a year ago. Real estate owned and other repossessed assets were $2.6 million at June 30, 2019, compared to $2.7 million at March 31, 2019 and $1.2 million a year ago. The increase compared to a year ago primarily reflects $2.6 million of real estate owned acquired in the Skagit acquisition.
In accordance with acquisition accounting, loans acquired from acquisitions were recorded at their estimated fair value, which resulted in a net discount to the loans’ contractual amounts, a portion of which reflects a discount for possible credit losses. Credit discounts are included in the determination of fair value, and as a result, no allowance for loan losses is recorded for acquired loans at the acquisition date. At June 30, 2019, the total purchase discount for acquired loans was $22.6 million.
Banner's total non-performing assets were $21.0 million, or 0.18% of total assets, at June 30, 2019, compared to $22.0 million, or 0.19% of total assets, at March 31, 2019, and $16.5 million, or 0.16% of total assets, a year ago. In addition to non-performing assets, there were $12.9 million purchased credit-impaired loans at June 30, 2019, compared to $13.3 million at March 31, 2019, and $18.1 million at June 30, 2018.

BANR -Second Quarter 2019 Results
July 24, 2019

Conference Call
Banner will host a conference call on Thursday, July 25, 2019, at 8:00 a.m. PDT, to discuss its second quarter results. To listen to the call on-line, go to www.bannerbank.com. Investment professionals are invited to dial (866) 235-9915 to participate in the call. A replay will be available for one week at (877) 344-7529 using access code 10132624, or at www.bannerbank.com.
About the Company
Banner Corporation is an $11.85 billion bank holding company operating two commercial banks in four Western states through a network of branches offering a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans. Visit Banner Bank on the Web at www.bannerbank.com.
Forward-Looking Statements
When used in this press release and in other documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases "may," “believe,” “will,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” "potential," or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date such statements are made and based only on information then actually known to Banner.  Banner does not undertake and specifically disclaims any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These statements may relate to future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial information.  By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements and could negatively affect Banner's operating and stock price performance.
Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) expected revenues, cost savings, synergies and other benefits from the Skagit acquisition might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (2) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, which could necessitate additional provisions for loan losses, resulting both from loans originated and loans acquired from other financial institutions; (3) results of examinations by regulatory authorities, including the possibility that any such regulatory authority may, among other things, require increases in the allowance for loan losses or writing down of assets or impose restrictions or penalties with respect to Banner's activities; (4) competitive pressures among depository institutions; (5) interest rate movements and their impact on customer behavior and net interest margin; (6) the impact of repricing and competitors' pricing initiatives on loan and deposit products; (7) fluctuations in real estate values; (8) the ability to adapt successfully to technological changes to meet customers' needs and developments in the market place; (9) the ability to access cost-effective funding; (10) changes in financial markets; (11) changes in economic conditions in general and in Washington, Idaho, Oregon and California in particular; (12) the costs, effects and outcomes of litigation; (13) legislation or regulatory changes, including but not limited to the impact of the Dodd-Frank Act and regulations adopted thereunder, changes in regulatory capital requirements pursuant to the implementation of the Basel III capital standards, other governmental initiatives affecting the financial services industry and changes in federal and/or state tax laws or interpretations thereof by taxing authorities; (14) changes in accounting principles, policies or guidelines; (15) future acquisitions by Banner of other depository institutions or lines of business; (16) future goodwill impairment due to changes in Banner's business, changes in market conditions, or other factors and (17) other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services; and other risks detailed from time to time in our filings with the Securities and Exchange Commission including our Quarterly Reports on Form 10-Q and our Annual Reports on Form 10-K.

BANR -Second Quarter 2019 Results
July 24, 2019

RESULTS OF OPERATIONS	Quarters Ended			Six months ended
(in thousands except shares and per share data)	Jun 30, 2019	Mar 31, 2019	Jun 30, 2018	Jun 30, 2019	Jun 30, 2018

INTEREST INCOME:
Loans receivable	$117,007	$115,455	$99,853	$232,462	$193,875
Mortgage-backed securities	9,794	10,507	8,899	20,301	16,230
Securities and cash equivalents	4,037	4,034	3,671	8,071	7,138
	130,838	129,996	112,423	260,834	217,243
INTEREST EXPENSE:
Deposits	9,023	8,643	4,264	17,666	7,622
Federal Home Loan Bank advances	3,370	3,476	1,499	6,846	2,177
Other borrowings	67	60	49	127	119
Junior subordinated debentures	1,683	1,713	1,548	3,396	2,889
	14,143	13,892	7,360	28,035	12,807
Net interest income before provision for loan losses	116,695	116,104	105,063	232,799	204,436
PROVISION FOR LOAN LOSSES	2,000	2,000	2,000	4,000	4,000
Net interest income	114,695	114,104	103,063	228,799	200,436
NON-INTEREST INCOME:
Deposit fees and other service charges	14,046	12,618	11,985	26,664	23,281
Mortgage banking operations	5,936	3,415	4,643	9,351	9,507
Bank-owned life insurance	1,123	1,276	933	2,399	1,785
Miscellaneous	1,713	804	3,388	2,517	4,426
	22,818	18,113	20,949	40,931	38,999
Net (loss) gain on sale of securities	(28)	1	44	(27)	48
Net change in valuation of financial instruments carried at fair value	(114)	11	224	(103)	3,532
Total non-interest income	22,676	18,125	21,217	40,801	42,579
NON-INTEREST EXPENSE:
Salary and employee benefits	55,629	54,640	51,494	110,269	101,561
Less capitalized loan origination costs	(7,399)	(4,849)	(4,733)	(12,248)	(8,744)
Occupancy and equipment	12,681	13,766	11,574	26,447	23,340
Information / computer data services	5,273	5,326	4,564	10,599	8,945
Payment and card processing services	4,041	3,984	3,731	8,025	7,431
Professional and legal expenses	2,336	2,434	3,838	4,770	8,266
Advertising and marketing	2,065	1,529	2,141	3,594	3,971
Deposit insurance	1,418	1,418	1,021	2,836	2,362
State/municipal business and use taxes	1,007	945	816	1,952	1,529
Real estate operations	260	(123)	(319)	137	121
Amortization of core deposit intangibles	2,053	2,052	1,382	4,105	2,764
Miscellaneous	7,051	6,744	7,128	13,795	12,797
	86,415	87,866	82,637	174,281	164,343
Acquisition-related expenses	301	2,148	—	2,449	—
Total non-interest expense	86,716	90,014	82,637	176,730	164,343
Income before provision for income taxes	50,655	42,215	41,643	92,870	78,672
PROVISION FOR INCOME TAXES	10,955	8,869	9,219	19,824	17,458
NET INCOME	$39,700	$33,346	$32,424	$73,046	$61,214
Earnings per share available to common shareholders:
Basic	$1.14	$0.95	$1.01	$2.09	$1.89
Diluted	$1.14	$0.95	$1.00	$2.09	$1.89
Cumulative dividends declared per common share	$0.41	$0.41	$0.85	$0.82	$1.20
Weighted average common shares outstanding:
Basic	34,831,047	35,050,376	32,250,514	34,940,106	32,323,635
Diluted	34,882,359	35,172,056	32,331,609	35,028,881	32,422,287
Decrease in common shares outstanding	(579,103)	(30,026)	(17,977)	(609,129)	(320,789)

BANR -Second Quarter 2019 Results
July 24, 2019

FINANCIAL CONDITION					Percentage Change
(in thousands except shares and per share data)	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Jun 30, 2018	Prior Qtr	Prior Yr Qtr

ASSETS
Cash and due from banks	$187,043	$218,458	$231,029	$195,652	(14.4)%	(4.4)%
Interest-bearing deposits	59,753	43,080	41,167	53,773	38.7%	11.1%
Total cash and cash equivalents	246,796	261,538	272,196	249,425	(5.6)%	(1.1)%
Securities - trading	25,741	25,838	25,896	25,640	(0.4)%	0.4%
Securities - available for sale	1,561,009	1,603,804	1,636,223	1,400,312	(2.7)%	11.5%
Securities - held to maturity	203,222	218,993	234,220	263,176	(7.2)%	(22.8)%
Total securities	1,789,972	1,848,635	1,896,339	1,689,128	(3.2)%	6.0%
Federal Home Loan Bank stock	34,583	27,063	31,955	19,916	27.8%	73.6%
Loans held for sale	170,744	45,865	171,031	78,833	272.3%	116.6%
Loans receivable	8,746,550	8,692,657	8,684,595	7,684,732	0.6%	13.8%
Allowance for loan losses	(98,254)	(97,308)	(96,485)	(93,875)	1.0%	4.7%
Net loans receivable	8,648,296	8,595,349	8,588,110	7,590,857	0.6%	13.9%
Accrued interest receivable	40,238	41,220	38,593	34,004	(2.4)%	18.3%
Real estate owned held for sale, net	2,513	2,611	2,611	473	(3.8)%	431.3%
Property and equipment, net	171,233	171,057	171,809	153,224	0.1%	11.8%
Goodwill	339,154	339,154	339,154	242,659	—%	39.8%
Other intangibles, net	28,595	30,647	32,924	19,858	(6.7)%	44.0%
Bank-owned life insurance	178,922	178,202	177,467	164,225	0.4%	8.9%
Other assets	196,328	198,944	149,128	136,592	(1.3)%	43.7%
Total assets	$11,847,374	$11,740,285	$11,871,317	$10,379,194	0.9%	14.1%
LIABILITIES
Deposits:
Non-interest-bearing	$3,671,995	$3,676,984	$3,657,817	$3,346,777	(0.1)%	9.7%
Interest-bearing transaction and savings accounts	4,546,202	4,535,969	4,498,966	4,032,283	0.2%	12.7%
Interest-bearing certificates	1,070,770	1,163,276	1,320,265	1,148,607	(8.0)%	(6.8)%
Total deposits	9,288,967	9,376,229	9,477,048	8,527,667	(0.9)%	8.9%
Advances from Federal Home Loan Bank	606,000	418,000	540,189	239,190	45.0%	153.4%
Customer repurchase agreements and other borrowings	118,370	121,719	118,995	112,458	(2.8)%	5.3%
Junior subordinated debentures at fair value	113,621	113,917	114,091	112,774	(0.3)%	0.8%
Accrued expenses and other liabilities	159,131	158,669	102,061	93,281	0.3%	70.6%
Deferred compensation	40,230	40,560	40,338	40,814	(0.8)%	(1.4)%
Total liabilities	10,326,319	10,229,094	10,392,722	9,126,184	1.0%	13.2%
SHAREHOLDERS' EQUITY
Common stock	1,306,888	1,338,386	1,337,436	1,173,656	(2.4)%	11.4%
Retained earnings	178,257	152,911	134,055	84,485	16.6%	111.0%
Other components of shareholders' equity	35,910	19,894	7,104	(5,131)	80.5%	nm
Total shareholders' equity	1,521,055	1,511,191	1,478,595	1,253,010	0.7%	21.4%
Total liabilities and shareholders' equity	$11,847,374	$11,740,285	$11,871,317	$10,379,194	0.9%	14.1%
Common Shares Issued:
Shares outstanding at end of period	34,573,643	35,152,746	35,182,772	32,405,696
Common shareholders' equity per share (1)	$43.99	$42.99	$42.03	$38.67
Common shareholders' tangible equity per share (1) (2)	$33.36	$32.47	$31.45	$30.57
Common shareholders' tangible equity to tangible assets (2)	10.05%	10.04%	9.62%	9.79%
Consolidated Tier 1 leverage capital ratio	10.83%	10.73%	10.98%	10.80%

(1)	Calculation is based on number of common shares outstanding at the end of the period rather than weighted average shares outstanding.
(2)
Common shareholders' tangible equity excludes goodwill and other intangible assets.  Tangible assets exclude goodwill and other intangible assets.  These ratios represent non-GAAP financial measures. See also Non-GAAP Financial Measures reconciliation tables on the last two pages of the press release tables.

BANR -Second Quarter 2019 Results
July 24, 2019

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
					Percentage Change
LOANS	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Jun 30, 2018	Prior Qtr	Prior Yr Qtr

Commercial real estate:
Owner occupied	$1,433,995	$1,442,724	$1,430,097	$1,256,730	(0.6)%	14.1%
Investment properties	2,116,306	2,124,049	2,131,059	1,920,790	(0.4)%	10.2%
Multifamily real estate	402,241	387,142	368,836	330,384	3.9%	21.7%
Commercial construction	172,931	181,888	172,410	166,089	(4.9)%	4.1%
Multifamily construction	189,160	183,203	184,630	147,576	3.3%	28.2%
One- to four-family construction	503,061	514,468	534,678	480,591	(2.2)%	4.7%
Land and land development:
Residential	187,180	187,660	188,508	163,335	(0.3)%	14.6%
Commercial	27,470	28,928	27,278	22,849	(5.0)%	20.2%
Commercial business	1,598,788	1,524,298	1,483,614	1,312,424	4.9%	21.8%
Agricultural business including secured by farmland	380,805	373,322	404,873	336,709	2.0%	13.1%
One- to four-family real estate	944,617	967,581	973,616	840,470	(2.4)%	12.4%
Consumer:
Consumer secured by one- to four-family real estate	575,658	564,872	568,979	536,007	1.9%	7.4%
Consumer-other	214,338	212,522	216,017	170,778	0.9%	25.5%
Total loans receivable	$8,746,550	$8,692,657	$8,684,595	$7,684,732	0.6%	13.8%
Restructured loans performing under their restructured terms	$6,594	$13,036	$13,422	$13,793
Loans 30 - 89 days past due and on accrual (1)	$17,923	$28,972	$25,108	$8,040
Total delinquent loans (including loans on non-accrual), net (2)	$34,749	$46,616	$38,721	$22,620
Total delinquent loans / Total loans receivable	0.40%	0.54%	0.45%	0.29%

(1) Includes $21,000 of purchased credit-impaired loans at June 30, 2019 compared to $3,000 at December 31, 2018 and $6,000 at June 30, 2018.
(2) Delinquent loans include $330,000 of delinquent purchased credit-impaired loans at June 30, 2019 compared to $519,000 at December 31, 2018 and $1.0 million at June 30, 2018.

LOANS BY GEOGRAPHIC LOCATION						Percentage Change
	Jun 30, 2019		Mar 31, 2019	Dec 31, 2018	Jun 30, 2018	Prior Qtr	Prior Yr Qtr
	Amount	Percentage	Amount	Amount	Amount

Washington	$4,293,854	49.1%	$4,329,759	$4,324,588	$3,550,945	(0.8)%	20.9%
Oregon	1,628,102	18.6%	1,639,427	1,636,152	1,601,939	(0.7)%	1.6%
California	1,659,326	19.0%	1,581,654	1,596,604	1,477,293	4.9%	12.3%
Idaho	548,189	6.3%	524,705	521,026	500,201	4.5%	9.6%
Utah	62,944	0.7%	59,940	57,318	76,414	5.0%	(17.6)%
Other	554,135	6.3%	557,172	548,907	477,940	(0.5)%	15.9%
Total loans receivable	$8,746,550	100.0%	$8,692,657	$8,684,595	$7,684,732	0.6%	13.8%

BANR -Second Quarter 2019 Results
July 24, 2019

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

The following table shows loan originations (excluding loans held for sale) activity for the quarters ending June 30, 2019, March 31, 2019, and June 30, 2018 and the six months ending June 30, 2019 and June 30, 2018 (in thousands):

LOAN ORIGINATIONS	Quarters Ended			Six Months Ended
	Jun 30, 2019	Mar 31, 2019	Jun 30, 2018	Jun 30, 2019	Jun 30, 2018
Commercial real estate	$81,361	$94,196	$155,781	$175,557	$221,506
Multifamily real estate	21,651	7,617	6,090	29,267	6,825
Construction and land	368,224	233,494	361,427	601,718	692,350
Commercial business	241,134	125,912	195,909	367,046	328,896
Agricultural business	20,702	32,059	41,480	52,761	68,054
One-to four-family residential	26,210	31,789	26,416	57,999	44,351
Consumer	119,970	63,774	114,289	183,743	184,822
Total loan originations (excluding loans held for sale)	$879,252	$588,841	$901,392	$1,468,091	$1,546,804

BANR -Second Quarter 2019 Results
July 24, 2019

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Quarters Ended			Six months ended
CHANGE IN THE	Jun 30, 2019	Mar 31, 2019	Jun 30, 2018	Jun 30, 2019	Jun 30, 2018
ALLOWANCE FOR LOAN LOSSES
Balance, beginning of period	$97,308	$96,485	$92,207	$96,485	$89,028
Provision for loan losses	2,000	2,000	2,000	4,000	4,000
Recoveries of loans previously charged off:
Commercial real estate	149	21	216	170	1,568
Construction and land	30	22	11	52	185
One- to four-family real estate	230	43	356	273	646
Commercial business	215	23	100	238	270
Agricultural business, including secured by farmland	35	—	41	35	41
Consumer	223	110	106	333	218
	882	219	830	1,101	2,928
Loans charged off:
Commercial real estate	(393)	(431)	(299)	(824)	(299)
One- to four-family real estate	—	—	—	—	(16)
Commercial business	(802)	(590)	(375)	(1,392)	(894)
Agricultural business, including secured by farmland	(162)	(4)	(329)	(166)	(336)
Consumer	(579)	(371)	(159)	(950)	(536)
	(1,936)	(1,396)	(1,162)	(3,332)	(2,081)
Net (charge-offs) recoveries	(1,054)	(1,177)	(332)	(2,231)	847
Balance, end of period	$98,254	$97,308	$93,875	$98,254	$93,875
Net (charge-offs) recoveries / Average loans receivable	(0.012)%	(0.013)%	(0.004)%	(0.025)%	0.011%

ALLOCATION OF
ALLOWANCE FOR LOAN LOSSES	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Jun 30, 2018
Specific or allocated loss allowance:
Commercial real estate	$26,730	$27,091	$27,132	$24,413
Multifamily real estate	4,344	4,020	3,818	3,718
Construction and land	23,554	23,713	24,442	27,034
One- to four-family real estate	4,701	4,711	4,714	3,932
Commercial business	19,557	18,662	19,438	19,141
Agricultural business, including secured by farmland	3,691	3,596	3,778	3,162
Consumer	8,452	7,980	7,972	5,725
Total allocated	91,029	89,773	91,294	87,125
Unallocated	7,225	7,535	5,191	6,750
Total allowance for loan losses	$98,254	$97,308	$96,485	$93,875
Allowance for loan losses / Total loans receivable	1.12%	1.12%	1.11%	1.22%
Allowance for loan losses / Non-performing loans	534%	504%	616%	613%

BANR -Second Quarter 2019 Results
July 24, 2019

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Jun 30, 2018
NON-PERFORMING ASSETS
Loans on non-accrual status:
Secured by real estate:
Commercial	$4,603	$5,734	$4,088	$4,341
Construction and land	2,214	3,036	3,188	1,176
One- to four-family	2,665	1,538	1,544	2,281
Commercial business	2,983	3,614	2,936	2,673
Agricultural business, including secured by farmland	1,359	2,507	1,751	1,712
Consumer	3,230	2,181	1,241	1,176
	17,054	18,610	14,748	13,359
Loans more than 90 days delinquent, still on accrual:
Secured by real estate:
Construction and land	262	—	—	784
One- to four-family	995	640	658	905
Commercial business	1	1	1	1
Consumer	97	42	247	253
	1,355	683	906	1,943
Total non-performing loans	18,409	19,293	15,654	15,302
Real estate owned (REO)	2,513	2,611	2,611	473
Other repossessed assets	112	50	592	733
Total non-performing assets	$21,034	$21,954	$18,857	$16,508
Total non-performing assets to total assets	0.18%	0.19%	0.16%	0.16%
Purchased credit-impaired loans, net	$12,945	$13,330	$14,413	$18,063

	Quarters Ended			Six months ended
REAL ESTATE OWNED	Jun 30, 2019	Mar 31, 2019	Jun 30, 2018	Jun 30, 2019	Jun 30, 2018
Balance, beginning of period	$2,611	$2,611	$328	$2,611	$360
Additions from loan foreclosures	61	—	393	61	521
Proceeds from dispositions of REO	(150)	—	(314)	(150)	(314)
Gain on sale of REO	(9)	—	66	(9)	66
Valuation adjustments in the period	—	—	—	—	(160)
Balance, end of period	$2,513	$2,611	$473	$2,513	$473

BANR -Second Quarter 2019 Results
July 24, 2019

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

DEPOSIT COMPOSITION					Percentage Change
	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Jun 30, 2018	Prior Qtr	Prior Yr Qtr

Non-interest-bearing	$3,671,995	$3,676,984	$3,657,817	$3,346,777	(0.1)%	9.7%
Interest-bearing checking	1,187,035	1,174,169	1,191,016	1,012,519	1.1%	17.2%
Regular savings accounts	1,848,048	1,865,852	1,842,581	1,635,080	(1.0)%	13.0%
Money market accounts	1,511,119	1,495,948	1,465,369	1,384,684	1.0%	9.1%
Total interest-bearing transaction and savings accounts	4,546,202	4,535,969	4,498,966	4,032,283	0.2%	12.7%
Total core deposits	8,218,197	8,212,953	8,156,783	7,379,060	0.1%	11.4%
Interest-bearing certificates	1,070,770	1,163,276	1,320,265	1,148,607	(8.0)%	(6.8)%
Total deposits	$9,288,967	$9,376,229	$9,477,048	$8,527,667	(0.9)%	8.9%

GEOGRAPHIC CONCENTRATION OF DEPOSITS						Percentage Change
	Jun 30, 2019		Mar 31, 2019	Dec 31, 2018	Jun 30, 2018	Prior Qtr	Prior Yr Qtr
	Amount	Percentage	Amount	Amount	Amount
Washington	$5,503,280	59.2%	$5,604,567	$5,674,328	$4,735,357	(1.8)%	16.2%
Oregon	1,919,051	20.7%	1,906,132	1,891,145	1,886,435	0.7%	1.7%
California	1,399,137	15.1%	1,402,213	1,434,033	1,444,413	(0.2)%	(3.1)%
Idaho	467,499	5.0%	463,317	477,542	461,462	0.9%	1.3%
Total deposits	$9,288,967	100.0%	$9,376,229	$9,477,048	$8,527,667	(0.9)%	8.9%

INCLUDED IN TOTAL DEPOSITS	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Jun 30, 2018
Public non-interest-bearing accounts	$102,348	$92,122	$96,009	$86,040
Public interest-bearing transaction & savings accounts	121,262	118,033	121,392	114,457
Public interest-bearing certificates	28,656	29,572	30,089	24,390
Total public deposits	$252,266	$239,727	$247,490	$224,887
Total brokered deposits	$138,395	$239,444	$377,347	$280,055

BANR -Second Quarter 2019 Results
July 24, 2019

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Actual		Minimum to be categorized as "Adequately Capitalized"		Minimum to be categorized as "Well Capitalized"
REGULATORY CAPITAL RATIOS AS OF JUNE 30, 2019	Amount	Ratio	Amount	Ratio	Amount	Ratio

Banner Corporation-consolidated:
Total capital to risk-weighted assets	$1,327,875	13.37%	$794,575	8.00%	$993,218	10.00%
Tier 1 capital to risk-weighted assets	1,227,022	12.35%	595,931	6.00%	595,931	6.00%
Tier 1 leverage capital to average assets	1,227,022	10.83%	453,256	4.00%	n/a	n/a
Common equity tier 1 capital to risk-weighted assets	1,091,022	10.98%	446,948	4.50%	n/a	n/a
Banner Bank:
Total capital to risk-weighted assets	1,236,298	12.69%	779,191	8.00%	973,989	10.00%
Tier 1 capital to risk-weighted assets	1,137,866	11.68%	584,393	6.00%	779,191	8.00%
Tier 1 leverage capital to average assets	1,137,866	10.30%	442,043	4.00%	552,553	5.00%
Common equity tier 1 capital to risk-weighted assets	1,137,866	11.68%	438,295	4.50%	633,093	6.50%
Islanders Bank:
Total capital to risk-weighted assets	35,804	18.80%	15,239	8.00%	19,049	10.00%
Tier 1 capital to risk-weighted assets	33,422	17.54%	11,430	6.00%	15,239	8.00%
Tier 1 leverage capital to average assets	33,422	12.00%	11,143	4.00%	13,929	5.00%
Common equity tier 1 capital to risk-weighted assets	33,422	17.54%	8,572	4.50%	12,382	6.50%

BANR -Second Quarter 2019 Results
July 24, 2019

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
(rates / ratios annualized)

ANALYSIS OF NET INTEREST SPREAD	Quarters Ended
	June 30, 2019			March 31, 2019			June 30, 2018
	Average Balance	Interest and Dividends	Yield / Cost(3)	Average Balance	Interest and Dividends	Yield / Cost(3)	Average Balance	Interest and Dividends	Yield / Cost(3)
Interest-earning assets:
Held for sale loans	$47,663	$567	4.77%	$98,005	$1,121	4.64%	$112,664	$1,295	4.61%
Mortgage loans	6,800,802	89,682	5.29%	6,833,933	88,602	5.26%	6,050,560	76,908	5.10%
Commercial/agricultural loans	1,769,603	23,924	5.42%	1,703,503	22,812	5.43%	1,479,148	19,381	5.26%
Consumer and other loans	179,693	2,834	6.33%	183,451	2,920	6.46%	141,401	2,269	6.44%
Total loans(1)	8,797,761	117,007	5.33%	8,818,892	115,455	5.31%	7,783,773	99,853	5.15%
Mortgage-backed securities	1,354,048	9,794	2.90%	1,392,118	10,507	3.06%	1,261,809	8,899	2.83%
Other securities	448,721	3,310	2.96%	484,134	3,479	2.91%	473,953	3,331	2.82%
Interest-bearing deposits with banks	53,955	340	2.53%	44,757	289	2.62%	51,886	211	1.63%
FHLB stock	30,902	387	5.02%	31,761	266	3.40%	22,231	129	2.33%
Total investment securities	1,887,626	13,831	2.94%	1,952,770	14,541	3.02%	1,809,879	12,570	2.79%
Total interest-earning assets	10,685,387	130,838	4.91%	10,771,662	129,996	4.89%	9,593,652	112,423	4.70%
Non-interest-earning assets	1,048,811			1,031,591			804,229
Total assets	$11,734,198			$11,803,253			$10,397,881
Deposits:
Interest-bearing checking accounts	$1,177,534	564	0.19%	$1,153,949	475	0.17%	$1,051,409	281	0.11%
Savings accounts	1,851,913	2,119	0.46%	1,854,123	1,920	0.42%	1,648,739	811	0.20%
Money market accounts	1,497,717	2,656	0.71%	1,490,326	2,251	0.61%	1,419,578	792	0.22%
Certificates of deposit	1,105,844	3,684	1.34%	1,253,613	3,997	1.29%	1,067,742	2,380	0.89%
Total interest-bearing deposits	5,633,008	9,023	0.64%	5,752,011	8,643	0.61%	5,187,468	4,264	0.33%
Non-interest-bearing deposits	3,652,096	—	—%	3,605,922	—	—%	3,324,104	—	—%
Total deposits	9,285,104	9,023	0.39%	9,357,933	8,643	0.37%	8,511,572	4,264	0.20%
Other interest-bearing liabilities:
FHLB advances	514,703	3,370	2.63%	534,238	3,476	2.64%	296,495	1,499	2.03%
Other borrowings	122,455	67	0.22%	118,008	60	0.21%	105,013	49	0.19%
Junior subordinated debentures	140,212	1,683	4.81%	140,212	1,713	4.95%	140,212	1,548	4.43%
Total borrowings	777,370	5,120	2.64%	792,458	5,249	2.69%	541,720	3,096	2.29%
Total funding liabilities	10,062,474	14,143	0.56%	10,150,391	13,892	0.56%	9,053,292	7,360	0.33%
Other non-interest-bearing liabilities(2)	151,436			151,937			75,784
Total liabilities	10,213,910			10,302,328			9,129,076
Shareholders' equity	1,520,288			1,500,925			1,268,805
Total liabilities and shareholders' equity	$11,734,198			$11,803,253			$10,397,881
Net interest income/rate spread		$116,695	4.35%		$116,104	4.33%		$105,063	4.37%
Net interest margin			4.38%			4.37%			4.39%
Additional Key Financial Ratios:
Return on average assets			1.36%			1.15%			1.25%
Return on average equity			10.47%			9.01%			10.25%
Average equity/average assets			12.96%			12.72%			12.20%
Average interest-earning assets/average interest-bearing liabilities			166.69%			164.59%			167.45%
Average interest-earning assets/average funding liabilities			106.19%			106.12%			105.97%
Non-interest income/average assets			0.78%			0.62%			0.82%
Non-interest expense/average assets			2.96%			3.09%			3.19%
Efficiency ratio(4)			62.22%			67.06%			65.44%
Adjusted efficiency ratio(5)			59.56%			63.32%			64.09%

(1)	Average balances include loans accounted for on a nonaccrual basis and loans 90 days or more past due. Amortization of net deferred loan fees/costs is included with interest on loans.
(2)	Average other non-interest-bearing liabilities include fair value adjustments related to FHLB advances and junior subordinated debentures.
(3)	Yields and costs have not been adjusted for the effect of tax-exempt interest.
(4)	Non-interest expense divided by the total of net interest income (before provision for loan losses) and non-interest income.
(5)
Adjusted non-interest expense divided by adjusted revenue. Adjusted revenue excludes net gain (loss) on sale of securities and fair value adjustments. Adjusted non-interest expense excludes acquisition-related expenses, amortization of core deposit intangibles (CDI), REO gain (loss), and state/municipal business and use taxes. These represent non-GAAP financial measures. See also Non-GAAP Financial Measures reconciliation tables on the last two pages of this press release.

BANR -Second Quarter 2019 Results
July 24, 2019

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
(rates / ratios annualized)

ANALYSIS OF NET INTEREST SPREAD	Six months ended
	June 30, 2019			June 30, 2018
	Average Balance	Interest and Dividends	Yield/Cost(3)	Average Balance	Interest and Dividends	Yield/Cost(3)
Interest-earning assets:
Held for sale loans	$72,694	$1,688	4.68%	$85,815	$1,976	4.64%
Mortgage loans	6,817,276	178,284	5.27%	6,028,667	150,573	5.04%
Commercial/agricultural loans	1,736,735	46,736	5.43%	1,467,789	36,803	5.06%
Consumer and other loans	181,562	5,754	6.39%	141,016	4,523	6.47%
Total loans(1)	8,808,267	232,462	5.32%	7,723,287	193,875	5.06%
Mortgage-backed securities	1,372,978	20,301	2.98%	1,160,407	16,230	2.82%
Other securities	466,330	6,789	2.94%	468,480	6,420	2.76%
Interest-bearing deposits with banks	49,382	629	2.57%	58,164	442	1.53%
FHLB stock	31,329	653	4.20%	19,406	276	2.87%
Total investment securities	1,920,019	28,372	2.98%	1,706,457	23,368	2.76%
Total interest-earning assets	10,728,286	260,834	4.90%	9,429,744	217,243	4.65%
Non-interest-earning assets	1,040,248			804,862
Total assets	$11,768,534			$10,234,606
Deposits:
Interest-bearing checking accounts	$1,165,807	1,039	0.18%	$1,027,800	527	0.10%
Savings accounts	1,853,012	4,039	0.44%	1,625,335	1,438	0.18%
Money market accounts	1,494,042	4,907	0.66%	1,431,068	1,458	0.21%
Certificates of deposit	1,179,320	7,681	1.31%	1,033,431	4,199	0.82%
Total interest-bearing deposits	5,692,181	17,666	0.63%	5,117,634	7,622	0.30%
Non-interest-bearing deposits	3,629,136	—	—%	3,303,509	—	—%
Total deposits	9,321,317	17,666	0.38%	8,421,143	7,622	0.18%
Other interest-bearing liabilities:
FHLB advances	524,417	6,846	2.63%	226,407	2,177	1.94%
Other borrowings	120,243	127	0.21%	103,073	119	0.23%
Junior subordinated debentures	140,212	3,396	4.88%	140,212	2,889	4.16%
Total borrowings	784,872	10,369	2.66%	469,692	5,185	2.23%
Total funding liabilities	10,106,189	28,035	0.56%	8,890,835	12,807	0.29%
Other non-interest-bearing liabilities(2)	151,685			70,908
Total liabilities	10,257,874			8,961,743
Shareholders' equity	1,510,660			1,272,863
Total liabilities and shareholders' equity	$11,768,534			$10,234,606
Net interest income/rate spread		$232,799	4.34%		$204,436	4.36%
Net interest margin			4.38%			4.37%
Additional Key Financial Ratios:
Return on average assets			1.25%			1.21%
Return on average equity			9.75%			9.70%
Average equity/average assets			12.84%			12.44%
Average interest-earning assets/average interest-bearing liabilities			165.64%			168.77%
Average interest-earning assets/average funding liabilities			106.16%			106.06%
Non-interest income/average assets			0.70%			0.84%
Non-interest expense/average assets			3.03%			3.24%
Efficiency ratio(4)			64.59%			66.53%
Adjusted efficiency ratio(5)			61.41%			65.70%

(1)	Average balances include loans accounted for on a nonaccrual basis and loans 90 days or more past due. Amortization of net deferred loan fees/costs is included with interest on loans.
(2)	Average other non-interest-bearing liabilities include fair value adjustments related to FHLB advances and junior subordinated debentures.
(3)	Yields and costs have not been adjusted for the effect of tax-exempt interest.
(4)	Non-interest expense divided by the total of net interest income (before provision for loan losses) and non-interest income.
(5)
Adjusted non-interest expense divided by adjusted revenue. Adjusted revenue excludes net gain (loss) on sale of securities and fair value adjustments. Adjusted non-interest expense excludes acquisition-related expenses, amortization of CDI, REO gain (loss), and state/municipal business and use taxes. These represent non-GAAP financial measures. See also Non-GAAP Financial Measures reconciliation tables on the last two pages of this press release.

BANR -Second Quarter 2019 Results
July 24, 2019

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

* Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures. Management has presented these non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in Banner's core operations reflected in the current quarter's results and facilitate the comparison of our performance with the performance of our peers. However, these non-GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP. Where applicable, comparable earnings information using GAAP financial measures is also presented. Because not all companies use the same calculations, our presentation may not be comparable to other similarly titled measures as calculated by other companies. For a reconciliation of these non-GAAP financial measures, see the tables below:

REVENUE FROM CORE OPERATIONS	Quarters Ended			Six months ended
	Jun 30, 2019	Mar 31, 2019	Jun 30, 2018	Jun 30, 2019	Jun 30, 2018
Net interest income before provision for loan losses	$116,695	$116,104	$105,063	$232,799	$204,436
Total non-interest income	22,676	18,125	21,217	40,801	42,579
Total GAAP revenue	139,371	134,229	126,280	273,600	247,015
Exclude net loss (gain) on sale of securities	28	(1)	(44)	27	(48)
Exclude net change in valuation of financial instruments carried at fair value	114	(11)	(224)	103	(3,532)
Revenue from core operations (non-GAAP)	$139,513	$134,217	$126,012	$273,730	$243,435

EARNINGS FROM CORE OPERATIONS	Quarters Ended			Six months ended
	Jun 30, 2019	Mar 31, 2019	Jun 30, 2018	Jun 30, 2019	Jun 30, 2018
Net income (GAAP)	$39,700	$33,346	$32,424	$73,046	$61,214
Exclude net loss (gain) on sale of securities	28	(1)	(44)	27	(48)
Exclude net change in valuation of financial instruments carried at fair value	114	(11)	(224)	103	(3,532)
Exclude acquisition-related expenses	301	2,148	—	2,449	—
Exclude related tax (benefit) expense	(106)	(513)	64	(619)	859
Total earnings from core operations (non-GAAP)	$40,037	$34,969	$32,220	$75,006	$58,493

Diluted earnings per share (GAAP)	$1.14	$0.95	$1.00	$2.09	$1.89
Diluted core earnings per share (non-GAAP)	$1.15	$0.99	$1.00	$2.14	$1.80

BANR -Second Quarter 2019 Results
July 24, 2019

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
ADJUSTED EFFICIENCY RATIO	Quarters Ended			Six months ended
	Jun 30, 2019	Mar 31, 2019	Jun 30, 2018	Jun 30, 2019	Jun 30, 2018
Non-interest expense (GAAP)	$86,716	$90,014	$82,637	$176,730	$164,343
Exclude acquisition-related expenses	(301)	(2,148)	—	(2,449)	—
Exclude CDI amortization	(2,053)	(2,052)	(1,382)	(4,105)	(2,764)
Exclude state/municipal tax expense	(1,007)	(945)	(816)	(1,952)	(1,529)
Exclude REO (loss) gain	(260)	123	319	(137)	(121)
Adjusted non-interest expense (non-GAAP)	$83,095	$84,992	$80,758	$168,087	$159,929

Net interest income before provision for loan losses (GAAP)	$116,695	$116,104	$105,063	$232,799	$204,436
Non-interest income (GAAP)	22,676	18,125	21,217	40,801	42,579
Total revenue	139,371	134,229	126,280	273,600	247,015
Exclude net loss (gain) on sale of securities	28	(1)	(44)	27	(48)
Exclude net change in valuation of financial instruments carried at fair value	114	(11)	(224)	103	(3,532)
Revenue from core operations (non-GAAP)	$139,513	$134,217	$126,012	$273,730	$243,435

Efficiency ratio (GAAP)	62.22%	67.06%	65.44%	64.59%	66.53%
Adjusted efficiency ratio (non-GAAP)	59.56%	63.32%	64.09%	61.41%	65.70%

TANGIBLE COMMON SHAREHOLDERS' EQUITY TO TANGIBLE ASSETS	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Jun 30, 2018
Shareholders' equity (GAAP)	$1,521,055	$1,511,191	$1,478,595	$1,253,010
Exclude goodwill and other intangible assets, net	367,749	369,801	372,078	262,517
Tangible common shareholders' equity (non-GAAP)	$1,153,306	$1,141,390	$1,106,517	$990,493

Total assets (GAAP)	$11,847,374	$11,740,285	$11,871,317	$10,379,194
Exclude goodwill and other intangible assets, net	367,749	369,801	372,078	262,517
Total tangible assets (non-GAAP)	$11,479,625	$11,370,484	$11,499,239	$10,116,677
Common shareholders' equity to total assets (GAAP)	12.84%	12.87%	12.46%	12.07%
Tangible common shareholders' equity to tangible assets (non-GAAP)	10.05%	10.04%	9.62%	9.79%

TANGIBLE COMMON SHAREHOLDERS' EQUITY PER SHARE
Tangible common shareholders' equity (non-GAAP)	$1,153,306	$1,141,390	$1,106,517	$990,493
Common shares outstanding at end of period	34,573,643	35,152,746	35,182,772	32,405,696
Common shareholders' equity (book value) per share (GAAP)	$43.99	$42.99	$42.03	$38.67
Tangible common shareholders' equity (tangible book value) per share (non-GAAP)	$33.36	$32.47	$31.45	$30.57